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                                                                  EXHIBIT 4.3(b)

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                             TENNECO PACKAGING INC.

                                       AND

                            THE CHASE MANHATTAN BANK,


                                   as Trustee


                              ---------------------


                          First Supplemental Indenture

                          Dated as of November 4, 1999


                                       TO

                                    Indenture

                         Dated as of September 29, 1999


                              ---------------------

                          Providing for the issuance of
                              7.20% Notes due 2005



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         FIRST SUPPLEMENTAL INDENTURE dated as of November 4, 1999 between
TENNECO PACKAGING INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (hereinafter called the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 29, 1999 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in Section 2.3 of the Original Indenture; and

         WHEREAS, Section 8.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $299,690,000 to be designated the "7.20% Notes due 2005" (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture (the "Supplemental Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Notes.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, for the benefit of holders of the Notes issued under the Original Indenture, as follows:

                                   ARTICLE 1.

                   TERMS AND ISSUANCE OF 7.20% NOTES DUE 2005

         Section 1.1. Issue of Notes. A series of Securities which shall be designated the "7.20% Notes due 2005" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Supplemental Indenture (including the form of Notes set forth in Section 1.3 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of Sections 2.8, 2.9, 2.11, 8.5 and 12.3 of the Original Indenture, exceed

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$299,690,000. The entire amount of Notes may forthwith be executed by the
Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.4 of the Original Indenture.

         Section 1.2. Registered Global Securities. Except as otherwise expressly provided in the Original Indenture, all the Securities issued pursuant to this Supplemental Indenture shall be issued as a single Registered Global Security and no Securities issued pursuant to this Supplemental Indenture will be unregistered; provided, however, that notwithstanding the foregoing, all Securities issued under this Supplemental Indenture on or before November 4, 1999 may be issued as a single Registered Security, registered in the name of Tenneco Inc. The Registered Global Security shall bear the following Legend (the "Legend"): "Unless this certificate is presented by an authorized representative of a Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the nominee of such Depositary or such other name as requested by an authorized representative of such Depositary and any payment is made to the nominee of such Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, the nominee, has an interest herein." The initial Depositary (as defined in the Original Indenture) for such Registered Global Security shall be The Depository Trust Company. Each Depositary must, at the time of its designation and at all times it serves as a depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation. The Company shall execute and the Trustee shall, in accordance with
Section 2.4 of the Original Indenture and the Issuer Order (as defined in the Original Indenture) with respect to the Notes, authenticate and deliver the single Registered Global Security that (i) shall represent and shall be denominated in the amount equal to the aggregate principal amount of all the Notes to be represented by the Registered Global Security, (ii) shall be registered in the name of the Depositary for the Registered Global Security or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iv) shall bear the Legend on the reverse of each of the Notes.

         Section 1.3. Forms of Notes and Authentication Certificate. The forms of the Notes and the Trustee's certificate of authentication shall be substantially as follows:

                             [FORM OF FACE OF NOTE]

                             TENNECO PACKAGING INC.

                               7.20% NOTE DUE 2005

No.                                                                    $
CUSIP

         Tenneco Packaging Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________ or registered assigns, the sum of ______________
Dollars on

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December 15, 2005, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the June 15 or December 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a June 15 or December 15 to which interest on the Notes has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issue date (hereinafter referred to) of this Note, in which case from the original issue date, semi-annually on June 15 and December 15 in each year commencing December 15, 1999, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 7.20% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after May 31 or November 30 and prior to the following June 15 or December 15, as the case may be, this Note shall bear interest from such June 15 or December 15, or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the June 15 or December 15 to which interest has been paid or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such June 15 or December 15, or if such May 31 or
November 30 is not a business day, the business day next preceding such May 31 or November 30. Interest on this Note shall be computed on the basis of a
360-day year consisting of twelve 30-day months. Both principal of and interest on this Note are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Note register. The original issue date in respect of the Notes is __________,
-----.

         ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME
EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Note shall not be entitled to any benefit under the Indenture hereafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

         In Witness Whereof, Tenneco Packaging Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:  _________________________



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                                          Tenneco Packaging Inc.


                                          By___________________________________
                                                                      President


Attest:


--------------------------------------
                             Secretary


                            [FORM OF REVERSE OF NOTE]

                             TENNECO PACKAGING INC.


                               7.20% NOTE DUE 2005

         This Note is one of a duly authorized issue of Notes of the Company known as its 7.20% Notes due 2005 (herein called the "Notes"), limited to the aggregate principal amount of $299,690,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of September 29, 1999, executed by the Company to The Chase Manhattan Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Notes and of the duties thereunder of the Trustee and the Company.

         The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30- day months) at the Treasury Yield plus 10 basis points, plus in each case accrued and unpaid interest to the date of redemption.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice,

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in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:00 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers, Inc. and Salomon Smith Barney Inc.; provided, however, that if any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

         The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

         To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Notes may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Note.


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         In case a default, as defined in the Indenture, shall occur, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Notes outstanding in the case of payment defaults on the Notes and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

         The Indenture provides that no holder of any Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Notes in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

         Unless this certificate is presented by an authorized representative of a Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the nominee of such Depositary or such other name as requested by an authorized representative of such Depositary and any payment is made to the nominee of such Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, the nominee, has an interest herein.

         The Company, the Trustee, any paying agent and any Registrar of the Notes may deem and treat the person in whose name this Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Notes shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Note is one of the 7.20% Notes due 2005 described in the within-mentioned Indenture.

                                               THE CHASE MANHATTAN BANK,

                                                                 Trustee


                                              By____________________________

                                                      Authorized Officer


                                   ARTICLE 2.
                                  MISCELLANEOUS

         Section 2.1. Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 2.2. Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

         Section 2.3. Additional Amounts. The Company will not pay any additional amounts on the Notes held by a person who is not a U.S. Person (as defined in the Original Indenture) in respect of any tax, assessment or governmental charge withheld or deducted.

         Section 2.4. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         Section 2.5. NEW YORK CONTRACT. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF

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THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 2.6. Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, said TENNECO PACKAGING INC. has caused this
Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents as of November 4, 1999.

                                        TENNECO PACKAGING INC.




                                        By        /s/ Karen R. Osar
                                            ------------------------------------
                                            Name: Karen R. Osar
                                            Title: Vice President and Treasurer



                                        THE CHASE MANHATTAN BANK




                                        By       /s/ Ronald J. Halleran
                                            ------------------------------------
                                            Name: Ronald J. Halleran
                                            Title: Assistant Vice President



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